POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Michael Parham,
Marjorie O. Thomas and Drew G. Markham, signing singly, as the undersigned's true and lawful attorney-in-fact to:

       (1) execute for and on behalf of the undersigned, in the
                undersigned's capacity as a director of RealNetworks,
                Inc. (the "Company"), Forms 3, 4 and 5 in accordance
                with Section 16(a) of the Securities Exchange Act of
                1934 and the rules thereunder (the "Exchange Act")
                and Form ID to obtain EDGAR codes and related
                documentation for use in filing Forms 3, 4 and 5;

       (2)      do and perform any and all acts for and on behalf of
                the undersigned which may be necessary or desirable
                to complete and execute any such Form 3, 4 or 5 or
                Form ID, complete and execute any amendment or
                amendments thereto, and timely file such forms with
                the United States Securities and Exchange Commission
                and any stock exchange or similar authority;

       (3) take any other action of any type whatsoever in
                connection with the foregoing which, in the opinion
                of such attorney-in-fact, may be of benefit to, in
                the best interest of, or legally required by, the
                undersigned, it being understood that the documents
                executed by such attorney-in-fact on behalf of the
                undersigned pursuant to this Power of Attorney
                shall be in such form and shall contain such terms
                and conditions as such attorney-in-fact may approve
                in such attorney-in-fact's discretion; and

       (4) seek or obtain, as the undersigned's attorney-in-fact
                and on the undersigned's behalf, information regarding
                transactions in the Company's securities from any
                third party, including brokers, employee benefit plan
                administrators and trustees, and the undersigned
                hereby authorizes any such person to release any such
                information to such attorney-in-fact and approves and
                ratifies any such release of information.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in
     connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, herby ratifying and
     confirming all that such attorney-in-fact, or such attorney-
     in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
     4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless
     earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, withhout limitation, the reporting requirements under Section 16 of the Exchange Act.
     Additionally, although pursuant to this Power of Attorney the
     Company will use commercially reasonable best efforts to
     timely and accurately file Section 16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due
     to various factors, including, but not limited to, possible time zone differences between the Company and the undersigned and the Company's need to rely on others for information,
     including the undersigned and brokers of the undersigned.

     IN WITNESS WHEREOF, the undersigned has caused this Power of
     Attorney to be executed as of this 13th day of September 2016.

   By:

       /s/ William J. Patrizio
                           ---------------------------------
                           Signature

                           William J. Patrizio
                           ---------------------------------
                           Type or Print Name

                           Date:  September 13, 2016
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